UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2011 (Date of earliest event reported): December 12, 2011

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street New York, NY 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 827-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Martha Stewart Living Omnimedia, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the appointments of Michael W. Kramer and Daniel E. Walker to committees of the Board of Directors (the “Board”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, the Company elected Michael W. Kramer and Daniel E. Walker to the Board. This election was reported under item 5.02 on the Company’s Current Report on Form 8-K filed December 12, 2011 (the “Original Form 8-K”). At the time of the filing of the Original Form 8-K, Mr. Kramer and Mr. Walker’s committee assignments had not been determined. On January 26, 2012, the Board appointed Michael W. Kramer to the Audit Committee and Daniel E. Walker to the Compensation Committee. The remainder of the Original Form 8-K is unaffected by this Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: January 31, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

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